UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 1, 2011
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     Certain Information on Financial Guidance
     On November 4, 2010, The GEO Group, Inc. (“GEO”) reported results for the thirteen weeks ended October 3, 2010, including total revenues of $327.9 million, Adjusted EBITDA of $61.7 million, GAAP earnings per share of $0.09, and pro forma earnings per share of $0.39. GEO also provided guidance for the thirteen weeks ended January 2, 2011, projecting total revenues of $370.0 million to $375.0 million and pro forma earnings per share of $0.38 to $0.40. Subsequently, on December 21, 2010, GEO reaffirmed its previously issued guidance for the thirteen weeks ended January 2, 2011. A reconciliation from Adjusted EBITDA to GAAP income from continuing operations and from pro forma earnings per share to GAAP earnings per share is included in GEO’s November 4, 2010 press release which is available on GEO’s investor relations website at www.geogroup.com.
     Although GEO has not completed its financial close for the thirteen weeks ended January 2, 2011, based upon a preliminary review of results of operations, to the extent available, GEO expects its revenues and earnings per share to be consistent with its previously issued guidance for the thirteen weeks ended January 2, 2011. The foregoing estimates are preliminary, are based on a number of assumptions (including, but not limited to, the continued operation of GEO’s facilities under current contracts at expected occupancy levels through the month of December), and are subject to a number of risks and uncertainties and, as a result, could change.
     The foregoing information is being furnished pursuant to Regulation FD under the Securities Exchange Act of 1934, as amended. GEO undertakes no duty or obligation to publicly update or revise the foregoing information, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. By furnishing the information in this Item 7.01, GEO makes no admission as to the materiality thereof.
     Certain Supplemental Financial Information
     As previously announced, on December 21, 2010, GEO entered into a definitive agreement to acquire BII Holding Corporation (“BI”), a Delaware corporation (the “BI Acquisition”). GEO is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not previously been reported, may be used by GEO in connection with certain financing activities relating to the closing of the BI Acquisition. This information, which is being provided for informational purposes, includes certain unaudited pro forma financial information of GEO for the fiscal year ended January 3, 2010, the nine months ended September 27, 2009, and as of and for the nine months ended October 3, 2010, in each case, after giving effect to the acquisition of Cornell Companies, Inc., acquired on August 12, 2010, and the BI Acquisition, which is expected to be completed in February 2011 (collectively, the “Supplemental Financial Information”). The Supplemental Financial Information set forth in Exhibit 99.1 is attached hereto and incorporated herein by reference.
     The information furnished under this Item 7.01 and in Exhibit 99.1 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless GEO expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Forward Looking Statements
     The information set forth in this Form 8-K and in Exhibit 99.1 includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see GEO’s filings with the SEC. In providing forward-looking statements, GEO does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.
Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Supplemental Financial Information, dated February 1, 2011.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 1, 2011	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Financial Information, dated February 1, 2011.

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